UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 11, 2006

KKR FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Maryland	001-32542	20-1426618
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

Four Embarcadero Center, Suite 2050
San Francisco, California	94111
(Address of registrant’s principal executive office)	(Zip code)

(415) 315-3620
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)      On May 11, 2006, KKR Financial Corp. (the “Company”) issued a press release announcing the appointment of Jeffrey B. Van Horn as chief financial officer of the Company. Prior to this appointment, David Netjes served as chief financial officer and chief operating officer. After this appointment, Mr. Netjes will continue as chief operating officer.

Most recently, Mr. Van Horn, 46, has served as the chief tax and regulatory officer for the Company’s manager, KKR Financial Advisors LLC. With this appointment, Mr. Van Horn will add the position of chief financial officer of the Company. Prior to joining the Company’s manager in October 2004, Mr. Van Horn worked in various finance positions, including as senior vice president of investments of AvalonBay Communities, Inc. and as chief financial officer of its predecessor, Bay Apartment Communities, Inc. Prior to that, Mr. Van Horn was a tax partner with Arthur Andersen LLP, serving clients in the real estate, leasing, reverse mortgage, private equity, and REIT industries.

While at Arthur Andersen, Mr. Van Horn was a member of the firm-wide REIT and partnership tax specialty teams. Mr. Van Horn is a Certified Public Accountant.

A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 5.02.

ITEM 9.01             Financial Statements and Exhibits.

(c)           Exhibits

Exhibit	Description

99.1	Press Release dated May 11, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR Financial Corp.
(Registrant)

By:	/s/ DAVID A. NETJES
Name:	David A. Netjes
Title:	Chief Operating Officer

Dated: May 11, 2006